Exhibit 10.02

AMENDED AND RESTATED

IGN ENTERTAINMENT, INC.

2003 Stock Option and Grant Plan

SECTION 1.  GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the IGN Entertainment, Inc. 2003 Stock Option and Grant Plan (the “Plan”).  The purpose of the Plan is to encourage and enable the officers, employees, directors, consultants and other key persons of IGN Entertainment Inc., a Delaware corporation (the “Company”) and its Subsidiaries, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company.  It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, or any combination of the foregoing.

“Board” means the Board of Directors of the Company or its successor entity.

“Cause” means a vote of the Board resolving that the grantee should be dismissed as a result of (i) the commission of any act by a grantee constituting financial dishonesty against the Company (which act would be chargeable as a crime under applicable law); (ii) a grantee’s engaging in any other act of dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality or harassment which, as determined in good faith by the Board, would:  (A) materially adversely affect the business or the reputation of the Company with its current or prospective customers, suppliers, lenders and/or other third parties with whom it does or might do business; or (B) expose the Company to a risk of civil or criminal legal damages, liabilities or penalties; (iii) the repeated failure by a grantee to follow the directives of the Company’s chief executive officer or Board or (iv) any material misconduct, violation of the Company’s policies, or willful and deliberate non-performance of duty by the grantee in connection with the business affairs of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” has the meaning specified in Section 2.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth at the end of this Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Committee; provided, however, that (i) if the Stock trades on a national securities exchange, the Fair Market Value on any given date is the closing sale price on such date; (ii) if the Stock does not trade on any national securities exchange but is admitted to trading on the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”), the Fair Market Value on any given date is the closing sale price as reported by NASDAQ on such date; or if no such closing sale price information is available, the average of the highest bid and lowest asked prices for the Stock reported on such date.  For any date that is not a trading day, the Fair Market Value of the Stock for such date will be determined by using the closing sale price or the average of the highest bid and lowest asked prices, as appropriate, for the immediately preceding trading day.  The Committee can substitute a particular time of day or other measure of closing sale price if appropriate because of changes in exchange or market procedures. Notwithstanding the foregoing, if the date for which Fair Market Value is determined is the first day when trading prices for the Stock are reported on NASDAQ or trading on a national securities exchange, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s Initial Public Offering.

“Good Reason” means the occurrence of any of the following events:  (i) a substantial adverse change in the nature or scope of the grantee’s responsibilities, authorities, powers, functions or duties; (ii) a reduction in the grantee’s annual base salary except for across-the-board salary reductions similarly affecting all or substantially all management employees; or (iii) the relocation of the offices at which the grantee is principally employed to a location more than 50 miles from such offices.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Initial Public Offering” means the consummation of the first fully underwritten, firm commitment public offering pursuant to an effective registration statement under the Act covering the offer and sale by the Company of its equity securities, as a result of or following which the Stock shall be publicly held.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

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“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Restricted Stock Award” means Awards granted pursuant to Section 6.

“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Subsidiary” means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50 percent or more of the economic interest or 50 percent or more of the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

“Unrestricted Stock Award” means any Award granted pursuant to Section 7.

SECTION 2.  ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)                                  Administration of Plan.  The Plan shall be administered by the Board, or at the discretion of the Board, by a committee of the Board, comprised, except as contemplated by Section 2(c), of not less than two Directors.  All references herein to the Committee shall be deemed to refer to the group then responsible for administration of the Plan at the relevant time (i.e., either the Board of Directors or a committee or committees of the Board, as applicable).

(b)                                 Powers of Committee.  The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)                                     to select the individuals to whom Awards may from time to time be granted;

(ii)                                  to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, or any combination of the foregoing, granted to any one or more grantees;

(iii)                               to determine the number of shares of Stock to be covered by any Award;

(iv)                              to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

(v)                                 to accelerate at any time the exercisability or vesting of all or any portion of any Award;

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(vi)                              to impose any limitations on Awards granted under the Plan, including limitations on transfers, repurchase provisions and the like and to exercise repurchase rights or obligations;

(vii)                           subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised;

(viii)                        to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the grantee and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

(ix)                                at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan grantees.

(c)                                  Delegation of Authority to Grant Awards.  The Committee, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Committee’s authority and duties with respect to the granting of Awards at Fair Market Value, and in the event of such delegation, such Chief Executive Officer shall be deemed a one-person Committee of the Board.  Any such delegation by the Committee shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Option, the conversion ratio or price of other Awards and the vesting criteria.  The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

(d)                                 Indemnification.  Neither the Board nor the Committee, nor any member of either or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

SECTION 3.  STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)                                  Stock Issuable.  The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 161,800 shares of Common Stock, subject to adjustment as provided in Section 3(b).  For purposes of this limitation, the shares of Stock underlying any

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Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan.  Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that from and after the date the Company becomes subject to the deduction limit imposed by Section 162(m) of the Code, Stock Options with respect to no more than 101,000 shares of Stock may be granted to any one individual grantee during any one calendar year period.  The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury.

(b)                                 Changes in Stock.  Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger, consolidation or sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options that can be granted to any one individual grantee, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the exercise price and/or exchange price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options ) as to which such Stock Options remain exercisable.  The adjustment by the Committee shall be final, binding and conclusive.  No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

The Committee may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Committee that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

(c)                                  Mergers and Other Sale Events.  In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, (iv) the

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sale of all or a majority of the outstanding capital stock of the Company to an unrelated person or entity or (v) any other transaction in which, the owners of the Company’s outstanding voting power prior to such transaction do not own at least a majority of the outstanding voting power of the successor entity immediately upon completion of the transaction (in each case, regardless of the form thereof, a “Sale Event”), unless otherwise provided in the Award agreement, the Plan and all outstanding Options issued hereunder shall terminate upon the effective time of any such Sale Event, unless provision is made in connection with such transaction in the sole discretion of the parties thereto for the assumption or continuation of Options theretofore granted (after taking into account any acceleration hereunder) by the successor entity, or the substitution of such Options with new Options of the successor entity or a parent or subsidiary thereof, with such adjustment as to the number and kind of shares and the per share exercise prices as such parties shall agree (after taking into account any acceleration if any, hereunder).  In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Committee, to exercise all outstanding Options held by such grantee which are then exercisable or will become exercisable as of the effective time of the Sale Event; provided, however, that the exercise of Options not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.  (The treatment of Restricted Stock Award in connection with any such transaction shall be as specified in the relevant Award agreement.)

(d)                                 Substitute Awards.  The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation.  The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.  Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4.  ELIGIBILITY

Grantees in the Plan will be such full or part-time officers, employees, directors, consultants and other key persons (including prospective employees) of the Company and its Subsidiaries who are responsible for, or contribute to, the management, growth or profitability of the Company and its Subsidiaries as are selected from time to time by the Committee in its sole discretion.

SECTION 5.  STOCK OPTIONS

Any Stock Option granted under the Plan shall be pursuant to a Stock Option Agreement which shall be in such form as the Committee may from time to time approve.  Option agreements need not be identical.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options.  Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of

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Section 424(f) of the Code.  To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

No Incentive Stock Option shall be granted under the Plan after the date which is ten years from the date the Plan is approved by the Board.

(a)                                  Terms of Stock Options.  Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.  If the Committee so determines, Stock Options may be granted in lieu of cash compensation at the grantee’s election, subject to such terms and conditions as the Committee may establish, as well as in addition to other compensation.

(i)                                     Exercise Price.  The exercise price per share for the Stock covered by a Stock Option shall be determined by the Committee at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant in the case of Incentive Stock Options.  If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(ii)                                  Option Term.  The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted.  If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five years from the date of grant.

(iii)                               Exercisability; Rights of a Stockholder.  Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date.  The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option.  An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv)                              Method of Exercise.  Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased.  Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Award agreement or as otherwise provided by the Committee:

(A)                              In cash, by certified or bank check, or other instrument acceptable to the Committee in U.S. funds payable to the order of the Company in an amount equal to the purchase price of such Option Shares;

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(B)                                By the optionee delivering to the Company a promissory note if the Board has expressly authorized the loan of funds to the optionee for the purpose of enabling or assisting the optionee to effect the exercise of his or her Stock Option; provided that at least so much of the exercise price as represents the par value of the Stock shall be paid other than with a promissory note if otherwise required by state law;

(C)                                If permitted by the Committee, through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan.  Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(D)                               If permitted by the Committee, by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection.  No certificates for shares of Stock so purchased will be issued to optionee until the Company has completed all steps required by law to be taken in connection with the issuance and sale of the shares, including without limitation (i) receipt of a representation from the optionee at the time of exercise of the Option that the optionee is purchasing the shares for the optionee’s own account and not with a view to any sale or distribution thereof, (ii) the legending of any certificate representing the shares to evidence the foregoing representations and restrictions, and (iii) obtaining from optionee payment or provision for all withholding taxes due as a result of the exercise of the Option.  The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his or her stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws.  In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

(b)                                 Annual Limit on Incentive Stock Options.  To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.  To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

(c)                                  Non-transferability of Options.  No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options

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shall be exercisable, during the optionee’s lifetime, only by the optionee, or by the optionee’s legal representative or guardian in the event of the optionee’s incapacity.  Notwithstanding the foregoing, the Committee, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer, without consideration for the transfer, his or her Non-Qualified Stock Options to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

SECTION 6.  RESTRICTED STOCK AWARDS

(a)                                  Nature of Restricted Stock Awards.  A Restricted Stock Award is an Award pursuant to which the Company may, in its sole discretion, grant or sell, at such purchase price as determined by the Committee, in its sole discretion, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”), which purchase price shall be payable in cash or other form of consideration acceptable to the Committee.  Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives.  The terms and conditions of each such agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees.

(b)                                 Rights as a Stockholder.  Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award.  Unless the Committee shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in subsection (d) below of this Section, and the grantee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

(c)                                  Restrictions.  Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement.  If a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates under the conditions specified in the relevant instrument relating to the Award, or upon such other event or events as may be stated in the instrument evidencing the Award, the Company or its assigns shall have the right or shall agree, as may be specified in the relevant instrument, to repurchase some or all of the shares of Stock subject to the Award at such purchase price as is set forth in such instrument.

(d)                                 Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the instrument evidencing the Restricted Stock Award.

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(e)                                  Waiver, Deferral and Reinvestment of Dividends.  The Restricted Stock Award agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7.  UNRESTRICTED STOCK AWARDS

(a)                                  Grant or Sale of Unrestricted Stock.  The Committee may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Committee) an Unrestricted Stock Award to any grantee, pursuant to which such grantee may receive shares of Stock free of any vesting restrictions (“Unrestricted Stock”) under the Plan.  Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.

(b)                                 Elections to Receive Unrestricted Stock In Lieu of Compensation.  Upon the request of a grantee and with the consent of the Committee, each such grantee may, pursuant to an advance written election delivered to the Company no later than the date specified by the Committee, receive a portion of the cash compensation otherwise due to such grantee in the form of shares of Unrestricted Stock either currently or on a deferred basis.

(c)                                  Restrictions on Transfers.  The right to receive shares of Unrestricted Stock on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 8.  TAX WITHHOLDING

(a)                                  Payment by Grantee.  Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such income.  The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee.  The Company’s obligation to deliver stock certificates to any grantee is subject to and conditioned on tax obligations being satisfied by the grantee.

(b)                                 Payment in Stock.  Subject to approval by the Committee, a grantee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due.

SECTION 9.  TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

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(a)                                  a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b)                                 an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 10.  AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price in a manner not inconsistent with the terms of the Plan), but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent.  If and to the extent determined by the Committee to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company’s stockholders who are eligible to vote at a meeting of stockholders.  Nothing in this Section 10 shall limit the Board’s or Committee’s authority to take any action permitted pursuant to Section 3(c).

SECTION 11.  STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards.  In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 12.  GENERAL PROVISIONS

(a)                                  No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.  No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied.  The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b)                                 Delivery of Stock Certificates.  Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company.

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(c)                                  Other Compensation Arrangements; No Employment Rights.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases.  The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(d)                                 Trading Policy Restrictions.  Option exercises and other Awards under the Plan shall be subject to such Company’s insider-trading-policy-related restrictions, terms and conditions as may be established by the Committee, or in accordance with policies set by the Committee, from time to time.

(e)                                  Designation of Beneficiary.  Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death.  Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator.  If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 13.  EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the stockholders in accordance with applicable law.  Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board.

SECTION 14.  GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by Massachusetts law, applied without regard to conflict of law principles.

ADOPTED BY BOARD OF DIRECTORS:	,

APPROVED BY STOCKHOLDERS:	,

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Notice of Grant of Stock Option

IGN ENTERTAINMENT, INC.
(the “Company”)

NOTICE OF GRANT OF STOCK OPTION

☒ Executive Grant	Company EIN: 943316902 Address: 8000 Marina Boulevard, Second Floor Brisbane, California 94005

(the “Participant”)	Option Number:
Address:	Plan: 2003 Stock Option and Grant Plan (the “Plan”)

SSN:

Effective                       (the “Date of Grant”), you have been granted an Incentive Stock Option to buy                      shares of Company Common Stock (the “Shares”) at $                      per share (the “Option”).  This Option expires on                  (the “Expiration Date”), or earlier as specified in the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”).  The aggregate purchase price payable upon exercise in full of this Option is $                .  All capitalized terms not defined herein have the meanings ascribed to them in the Stock Option Agreement.

So long as you continue to provide services to the Company or to any Parent or Subsidiary thereof, subject to the terms of the Stock Option Agreement, this Option will become exercisable with respect to portions of the Shares (but unvested shares can only be exercised in full), and portions of the Shares will become vested, according to the schedule shown below:

Shares	Date Option is Exercisable	Vesting Schedule for Shares	Full Vest
25%	Immediately	In one installment effective on (the “First Vesting Date”)
75%	Immediately	In 36 equal monthly installments at the end of each succeeding month after the First Vesting Date

Acceleration of Vesting: Upon the closing (“Closing”) of (i) a merger, reorganization, consolidation or other transaction in which the stockholders of the Company before such merger, reorganization, consolidation or other transaction own less than fifty percent (50%) of the outstanding voting equity securities of the surviving corporation, (ii) a sale or other transfer of all or substantially all of the assets of the Company, or (iii) a transfer of more than fifty percent (50%) of the outstanding voting equity securities of the Company in one transaction or a series of related transactions (each of (i), (ii), and (iii), a “Change in Control”), the vesting schedule accelerates as follows:

(1) if the Change in Control occurs before the First Vesting Date: (a) if you continuously provide services to the remaining entity following the Change in Control or any Parent or Subsidiary thereof (the “Acquiring Entity”) up to and through the First Vesting Date, then on the First Vesting Date: (i) 2.083% of the Shares will become Vested Shares for each month elapsed from the Date of Grant to the date of the Closing

(prorated for a partial month), and (ii) 1.042% of the Shares will become Vested Shares for each month elapsed from the date of the Closing to the First Vesting Date (prorated for a partial month); (b) for so long as you continuously provide services to the Acquiring Entity following the First Vesting Date, 1.042% of the Shares will become Vested Shares for each month following the First Vesting Date; and (c) if you continue to provide services to the Acquiring Entity up to and through the first anniversary of the Closing (the “First Anniversary”) or you are Terminated by the Acquiring Entity for any reason other than Cause (as defined in the Plan) or the Acquiring Entity reduces your responsibilities or compensation to a level less than the your responsibilities or compensation at the Company immediately prior to the Closing (each, a “Triggering Termination”), then on the First Anniversary or the date of Triggering Termination, an additional fifty percent (50%) of the Shares will become Vested Shares;

(2) if the Change in Control occurs on or after the First Vesting Date, following the Closing, the Shares will cease to vest in monthly installments, and if you continue to provide services to the Acquiring Entity up to and through the First Anniversary or a Triggering Termination occurs, then on the First Anniversary or the date of the Triggering Termination, one hundred percent (100%) of the Unvested Shares will become Vested Shares.

By your signature and the Company’s signature below, you and the Company hereby agree that this Option is granted under and governed by the terms and conditions of the Plan as amended and the Stock Option Agreement, all of which are attached and made a part of this document.

IGN Entertainment, Inc.

Signature:	Signature:

Typed Name:	Date:

Title:

Date:

EXHIBIT A
TO NOTICE OF GRANT OF STOCK OPTION

OPTION AGREEMENT

Exhibit A to Notice of Grant of Stock Options

NO.

IGN ENTERTAINMENT, INC.

2003 STOCK OPTION AND GRANT PLAN

STOCK OPTION AGREEMENT

The Company hereby grants to the Participant an option under the 2003 Stock Option and Grant Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in the notice of grant of stock options attached as the facing page hereto (the “Notice of Grant”) by and between the Company and the Participant.  The terms “Company,” “Participant” and “Shares” shall have the meanings ascribed to such terms in the Notice of Grant; all other capitalized terms not defined herein shall have the meaning ascribed to them in the Plan.

1.             GRANT OF OPTION.  The Company hereby grants to Participant an option (this “Option”) to purchase the Shares at the exercise price per share set forth on the Notice of Grant (the “Exercise Price”), subject to all of the terms and conditions of this Agreement and the Plan.  If designated as an “Incentive” Option on the Notice of Grant, the Option is intended to qualify as an “incentive stock option” (the “ISO”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.             EXERCISE PERIOD.

2.1          Exercise Period of Option.  This Option will become vested and exercisable during its term as to portions of the Shares in accordance with the terms set forth in the Notice of Grant.  The Shares issued upon exercise of this Option will be subject to the restrictions on transfer and Repurchase Options set forth in Sections 7, 8 and 9 below.  If application of the vesting percentage causes a fractional share, such share shall be rounded down to the nearest whole share for each month except for the last month in such vesting period, at the end of which last month this Option shall become exercisable for the full remainder of the Shares.  Unvested Shares (as defined in Section 2.2 of this Agreement) may not be sold or otherwise transferred by the Participant without the Company’s prior written consent.  Notwithstanding any provision in the Plan or this Agreement to the contrary, Options for Unvested Shares will not be exercisable on or after Participant’s Termination Date.

2.2          Vesting of Options.  Shares that are vested pursuant to the schedule set forth in Section 2.1 are “Vested Shares.”  Shares that are not vested pursuant to the schedule set forth in Section 2.1 are “Unvested Shares.”

2.3          Expiration.  The Option shall expire on the Expiration Date set forth on the Notice of Grant or earlier as provided in Section 3 below.

3.             TERMINATION.

3.1          Termination for Any Reason Except Death, Disability or Cause.  If Participant is Terminated for any reason, except death, Disability or for Cause, the Option, to the extent (and only to the extent) that it would have been exercisable by Participant on the Termination Date, may be exercised by Participant no later than ninety (90) days after the Termination Date, but in any event no later than the Expiration Date.

3.2          Termination Because of Death or Disability.  If Participant is Terminated because of death or Disability of Participant (or Participant dies within ninety (90) days of Termination when Termination is for any reason other than Participant’s Disability or for Cause), the Option, to the extent that it is exercisable by Participant on the Termination Date, may be exercised by Participant (or Participant’s legal representative) no later than twelve (12) months after the Termination Date, but in any event no later than the Expiration Date.  Any exercise beyond (i) ninety (90) days after the Termination Date when the Termination is for any reason other than the Participant’s death or Disability, within the meaning of Section 22(e)(3) of the Code; or (ii) twelve (12) months after the Termination Date when the termination is for Participant’s disability, within the meaning of Section 22(e)(3) of the Code, is deemed to be an NQSO.

3.3          Termination for Cause.  If Participant is Terminated for Cause, then the Option will expire on Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee.

3.4          No Obligation to Employ.  Nothing in the Plan or this Agreement shall confer on Participant any right to continue in the employ of, or other relationship with, the Company or any Parent or Subsidiary of the Company, or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without Cause.

4.             MANNER OF EXERCISE.

4.1          Stock Option Exercise Agreement.  To exercise this Option, Participant (or in the case of exercise after Participant’s death or incapacity, Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Committee from time to time (the “Exercise Agreement”), which shall set forth, inter alia, (i) Participant’s election to exercise the Option, (ii) the number of Shares being purchased, (iii) any restrictions imposed on the Shares and (iv) any representations, warranties and agreements regarding Participant’s investment intent and access to information as may be required by the Company to comply with applicable securities laws.  If someone other than Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option.

4.2          Limitations on Exercise.  The Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise.  The Option may not be exercised as to fewer than one hundred (100) Shares unless it is exercised as to all Shares as to which the Option is then exercisable.

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4.3          Payment.  The Exercise Agreement shall be accompanied by full payment of the Exercise Price for the shares being purchased in cash (by check), or where permitted by law:

(a)           by cancellation of indebtedness of the Company to the Participant;

(b)           by surrender of shares of the Company’s Common Stock that (i) either (A) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (B) were obtained by Participant in the open public market; and (ii) are clear of all liens, claims, encumbrances or security interests;

(c)           provided that a public market for the Company’s stock exists: (i) through a “same day sale” commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased sufficient to pay for the total Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company, or (ii) through a “margin” commitment from Participant and an NASD Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the total Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company; or

(d)           any other form of consideration approved by the Committee; or

(e)           by any combination of the foregoing.

4.4          Tax Withholding.  Prior to the issuance of the Shares upon exercise of the Option, Participant must pay or provide for any applicable federal, state and local withholding obligations of the Company.  If the Committee permits, Participant may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain the minimum number of Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld; but in no event will the Company withhold Shares if such withholding would result in adverse accounting consequences to the Company.  In such case, the Company shall issue the net number of Shares to the Participant by deducting the Shares retained from the Shares issuable upon exercise.

4.5          Issuance of Shares.  Provided that the Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Participant, Participant’s authorized assignee, or Participant’s legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

5.             NOTICE OF DISQUALIFYING DISPOSITION OF ISO SHARES.  If the Option is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant, and

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(ii) the date one (1) year after transfer of such Shares to Participant upon exercise of the Option, Participant shall immediately notify the Company in writing of such disposition.  Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant from the early disposition by payment in cash or out of the current wages or other compensation payable to Participant.

6.             COMPLIANCE WITH LAWS AND REGULATIONS.

6.1          Executive Grants.  Although the Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act, grants may be made pursuant to the Plan which do not qualify for exemption under Rule 701 or Section 25102(o) of the California Corporations Code.  If the Notice of Grant indicates that this Option is an “Executive Grant,” any requirement of the Plan which is required in law only because of Section 25102(o) need not apply if the Committee so provides.

6.2          Standard Grants.  If the Notice of Grant indicates that this Option is a “Standard Grant,” (a) the Plan and this Agreement are intended to comply with Section 25102(o) of the California Corporations Code and any regulations relating thereto, and (b) any provision of this Agreement which is inconsistent with Section 25102(o) or any regulations relating thereto shall, without further act or amendment by the Company or the Board, be reformed to comply with the requirements of Section 25102(o) and any regulations relating thereto.

6.3          Restricted Securities.  The exercise of the Option and the issuance and transfer of Shares shall be subject to compliance by the Company and Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Stock may be listed at the time of such issuance or transfer.  Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC, any state securities commission or any stock exchange to effect such compliance.

7.             NONTRANSFERABILITY OF OPTION.  The Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Participant only by Participant or in the event of Participant’s incapacity, by Participant’s legal representative.  The terms of the Option shall be binding upon the executors, administrators, successors and assigns of Participant.

8.             COMPANY’S REPURCHASE OPTION FOR UNVESTED SHARES.  The Company, or its assignee, shall have the option to repurchase Participant’s Unvested Shares (as defined in Section 2.2 of this Agreement) on the terms and conditions set forth in the Exercise Agreement (the “Repurchase Option”) if Participant is Terminated for any reason, or no reason, including without limitation Participant’s death, Disability, voluntary resignation or termination by the Company with or without Cause.  Notwithstanding the foregoing, the Company shall retain the Repurchase Option for Unvested Shares only as to that number of Unvested Shares (whether or not exercised) that exceeds the number of Vested Shares which remain unexercised.

9.             COMPANY’S RIGHT OF FIRST REFUSAL.  Unvested Shares may not be sold or otherwise transferred by Participant without the Company’s prior written consent.  Before any Vested Shares held by Participant or any transferee of such Vested Shares may be sold or

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otherwise transferred (including without limitation a transfer by gift or operation of law), the Company and/or its assignee(s) shall have an assignable right of first refusal to purchase the Vested Shares to be sold or transferred on the terms and conditions set forth in the Exercise Agreement (the “Right of First Refusal”).  The Company’s Right of First Refusal will terminate when the Company’s securities become publicly traded.

10.          TAX CONSEQUENCES.  Set forth below is a brief summary as of the Effective Date of the Plan of some of the federal and California tax consequences of exercise of the Option and disposition of the Shares.  THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.  PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

10.1        Exercise of ISO.  If the Option qualifies as an ISO, there will be no regular federal or California income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as a tax preference item for federal alternative minimum tax purposes and may subject the Participant to the alternative minimum tax in the year of exercise.

10.2        Exercise of Nonqualified Stock Option.  If the Option does not qualify as an ISO, there may be a regular federal and California income tax liability upon the exercise of the Option.  Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price.  If Participant is a current or former employee of the Company, the Company may be required to withhold from Participant’s compensation or collect from Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

10.3        Disposition of Shares.  The following tax consequences may apply upon disposition of the Shares.

(a)           Incentive Stock Options.  If the Shares are held for more than twelve (12) months after the date of purchase of the Shares pursuant to the exercise of an ISO and are disposed of more than two (2) years after the Date of Grant, any gain realized on disposition of the Shares will be treated as long term capital gain for federal and California income tax purposes.  If Shares purchased under an ISO are disposed of within the applicable one (1) year or two (2) year period, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price.  To the extent the Shares were exercised prior to vesting co-incident with the filing of an 83(b) Election, the amount taxed because of a disqualifying disposition will be based upon the excess, if any, of the fair market value on the date of vesting over the exercise price.

(b)           Nonqualified Stock Options.  If the Shares are held for more than twelve (12) months after the date of purchase of the Shares pursuant to the exercise of an NQSO, any gain realized on disposition of the Shares will be treated as long term capital gain.

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(c)           Withholding.  The Company may be required to withhold from the Participant’s compensation or collect from the Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income.

10.4        Section 83(b) Election for Unvested Shares.  With respect to Unvested Shares, which are subject to the Repurchase Option, unless an election is filed by the Participant with the Internal Revenue Service (and, if necessary, the proper state taxing authorities), within 30 days of the purchase of the Unvested Shares, electing pursuant to Section 83(b) of the Code (and similar state tax provisions, if applicable) to be taxed currently on any difference between the Exercise Price of the Unvested Shares and their Fair Market Value on the date of purchase, there may be a recognition of taxable income (including, where applicable, alternative minimum taxable income) to the Participant, measured by the excess, if any, of the Fair Market Value of the Unvested Shares at the time they cease to be Unvested Shares, over the Exercise Price of the Unvested Shares.

11.          PRIVILEGES OF STOCK OWNERSHIP.  Participant shall not have any of the rights of a shareholder with respect to any Shares until the Shares are issued to Participant.

12.          INTERPRETATION.  Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or the Company to the Committee for review.  The resolution of such a dispute by the Committee shall be final and binding on the Company and Participant.

13.          ENTIRE AGREEMENT.  The Plan is incorporated herein by reference.  This Agreement, the Notice of Grant and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

14.          NOTICES.  Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices.  Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated above or to such other address as such party may designate in writing from time to time to the Company.  All notices shall be deemed to have been given or delivered upon:  (i) personal delivery; (ii) three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); (iii) one (1) business day after deposit with any return receipt express courier (prepaid); or (iv) one (1) business day after transmission by facsimile, rapifax or telecopier.

15.          SUCCESSORS AND ASSIGNS.  The Company may assign any of its rights under this Agreement, including its rights to purchase Shares under the Repurchase Option and the Right of First Refusal.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

16.          GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.  If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then

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such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

17.          FINANCIAL STATEMENTS.  The Company will provide financial statements to Participant annually during the period such Participant has this Option or Shares outstanding as required by Section 260.140.46 of the California Code of Regulations.  Notwithstanding the foregoing, the Company will not be required to provide such financial statements to the Participant if his or her services in connection with the Company assure him or her access to equivalent information.

18.          DEFINITIONS.  As used in this Option, the following terms will have the following meanings:

“Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock representing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Termination” or “Terminated” means with respect to Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director or consultant to the Company or a Parent or Subsidiary of the Company.  Participant will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days (a) unless reinstatement (or, in the case of an employee with an ISO, reemployment) upon the expiration of such leave is guaranteed by contract or statute, or (b) unless provided otherwise pursuant to formal policy adopted from time to time by the Company’s Board and issued and promulgated in writing.  If the Participant is on (i) sick leave, (ii) military leave or (iii) an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Option while on leave from the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in this Stock Option Agreement.  The Committee will have sole discretion to determine whether the Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

19.          ACCEPTANCE.  Participant hereby acknowledges receipt of a copy of the Plan and this Agreement.  Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all the terms and conditions of the Plan and this Agreement.  Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Shares and that Participant should consult a tax adviser prior to such exercise or disposition.

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The Company has agreed to be bound by the terms of this Agreement pursuant to its execution of the Notice of Grant by its duly authorized representative, and Participant has similarly agreed to be bound by the terms of this Agreement, pursuant to the Participant’s execution of the Notice of Grant, effective as of the Date of Grant.

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EXHIBIT A
TO OPTION AGREEMENT

FORM OF STOCK OPTION EXERCISE AGREEMENT

No.

IGN ENTERTAINMENT, INC.

2003 STOCK OPTION AND GRANT PLAN

STOCK OPTION EXERCISE AGREEMENT

This Stock Option Exercise Agreement (the “Exercise Agreement”) is made and entered into as of                    , 200     (the “Effective Date”) by and between IGN Entertainment, Inc., a Delaware corporation (the “Company”), and the purchaser (the “Purchaser”) named in the notice of grant attached hereto (the “Notice of Grant”).  Capitalized terms not defined herein shall have the meanings ascribed to them in the Company’s 2003 Stock Option and Grant Plan (the “Plan”).

Purchaser:

Social Security Number:

Address:

Total Number of Shares:

Exercise Price Per Share:

Date of Grant:

Expiration Date:

Type of Stock Option
(Check one):	☐ Incentive Stock Option
☐ Nonqualified Stock Option

1.             EXERCISE OF OPTION.

1.1          Exercise.  Pursuant to exercise of that certain option granted to Purchaser under the Plan and generally described in the Notice of Grant (the “Option”), and subject to the terms and conditions of this Exercise Agreement, Purchaser hereby purchases from the Company, and the Company hereby sells to Purchaser, the Total Number of Shares set forth above (up to the total number of “Shares” (as defined in the Notice of Grant) set forth in the Notice of Grant less the aggregate number of “Shares” (as defined in the Notice of Grant) actually sold to Purchaser under the Option) (the “Shares”) of the Company’s Common Stock at the Exercise Price Per Share set forth on the Notice of Grant (the “Exercise Price”).  As used in this Exercise Agreement, the term “Shares” refers to the Shares purchased under this Exercise Agreement and includes all securities received (i) in replacement of the Shares, (ii) as a result of stock dividends or stock splits with respect to the Shares, and (iii) all securities received in replacement of the Shares in a merger, recapitalization, reorganization or similar corporate transaction.

1.2          Title to Shares.  If the exact spelling of the name(s) under which Purchaser will take title to the Shares is other than as set forth on the Notice of Grant, that name is specified below:

If Purchaser desires to take title to the Shares other than as an individual (as separate property), that title is as specified below:

☐    Individual, as separate property

☐    Husband and wife, as community property

☐    Joint Tenants

☐    Other; please specify:

To assign the Shares to a trust, a stock transfer agreement in the form provided by the Company (the “Stock Transfer Agreement”) must be completed and executed.

1.3          Payment.  Purchaser hereby delivers payment of the Exercise Price in the manner permitted in the Stock Option Agreement as follows (please check and complete below as appropriate):

☐    in cash (by check) in the amount of $                 , receipt of which is acknowledged by the Company;

☐    by cancellation of indebtedness of the Company owed to Purchaser in the amount of $                 ; or

☐    by delivery of                   fully-paid, nonassessable and vested shares of the Common Stock of the Company owned by Purchaser for at least six (6) months prior to the date hereof which have been paid for within the meaning of SEC Rule 144, (if purchased by use of a promissory note, such note has been fully paid with respect to such vested shares), or obtained by Purchaser in the open public market, and owned free and clear of all liens, claims, encumbrances or security interests, valued at the current Fair Market Value of $                  per share.

2.             DELIVERY.

2.1          Deliveries by Purchaser.  Purchaser hereby delivers to the Company (i) this Exercise Agreement, (ii) two (2) copies of a blank Stock Power and Assignment Separate from Stock Certificate in the form of Exhibit 1 attached hereto (the “Stock Powers”), both executed by Purchaser (and Purchaser’s spouse, if any), (iii) if Purchaser is married, a Consent of Spouse in the form of Exhibit 2 attached hereto (the “Spouse Consent”) executed by Purchaser’s spouse, and (iv) the aggregate Exercise Price and payment or other provision for any applicable tax obligations, receipt of which may be attached hereto as Exhibit 3.

2.2          Deliveries by the Company.  Upon its receipt of the Exercise Price, payment or other provision for any applicable tax obligations and all the documents to be executed and delivered by Purchaser to the Company under Section 2.1, the Company will issue a duly executed stock certificate evidencing the Shares in the name of Purchaser to be placed in escrow as provided in Section 11 until expiration of or termination of the Company’s Repurchase Option and Right of First Refusal described in Sections 8 and 9.

3.             REPRESENTATIONS AND WARRANTIES OF PURCHASER.  Purchaser represents and warrants to the Company that:

3.1          Agrees to Terms of the Plan.  Purchaser has received a copy of the Plan, the Notice of Grant and the Stock Option Agreement, has read and understands the terms of the Plan, the Stock Option Agreement and this Exercise Agreement, and agrees to be bound by their terms and conditions.  Purchaser acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Shares, and that Purchaser should consult a tax adviser prior to such exercise or disposition.

3.2          Purchase for Own Account for Investment.  Purchaser is purchasing the Shares for Purchaser’s own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act.  Purchaser has no present intention of selling or otherwise disposing of all or any portion of the Shares and no one other than Purchaser has any beneficial ownership of any of the Shares.

3.3          Access to Information.  Purchaser has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Purchaser reasonably considers important in making the decision to purchase the Shares, and Purchaser has had ample opportunity to ask questions of the Company’s representatives concerning such matters and this investment.

3.4          Understanding of Risks.  Purchaser is fully aware of:  (i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; (iii) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that Purchaser may not be able to sell or dispose of the Shares or use them as collateral for loans); (iv) the qualifications and backgrounds of the management of the Company; and (v) the tax consequences of investment in the Shares.  Purchaser is capable of evaluating the merits and risks of this investment, has the ability to protect Purchaser’s own interests in this transaction and is financially capable of bearing a total loss of this investment.

3.5          No General Solicitation.  At no time was Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

4.             COMPLIANCE WITH SECURITIES LAWS.

4.1          Compliance with U.S. Federal Securities Laws.  Purchaser understands and acknowledges that the Shares have not been registered with the SEC under the Securities Act and that, notwithstanding any other provision of the Stock Option Agreement to the contrary, the exercise of any rights to purchase any Shares is expressly conditioned upon compliance with the Securities Act and all applicable state securities laws.  Purchaser agrees to cooperate with the Company to ensure compliance with such laws.

4.2          Compliance with California Securities Laws.  THE PLAN, THE STOCK OPTION AGREEMENT, AND THIS EXERCISE AGREEMENT ARE INTENDED TO COMPLY WITH SECTION 25102(o) or 25102(f), AS APPLICABLE, OF THE CALIFORNIA CORPORATIONS CODE AND ANY RULES (INCLUDING COMMISSIONER RULES, IF APPLICABLE) OR REGULATIONS PROMULGATED THEREUNDER BY THE CALIFORNIA DEPARTMENT OF CORPORATIONS (THE “REGULATIONS”).  ANY PROVISION OF THIS EXERCISE AGREEMENT THAT IS INCONSISTENT WITH SECTION 25102(o)/25102(f), AS APPLICABLE, SHALL, WITHOUT FURTHER ACT OR AMENDMENT BY THE COMPANY OR THE BOARD, BE REFORMED TO COMPLY WITH THE REQUIREMENTS OF SECTION 25102(o)/25102(f), AS APPLICABLE.  THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS EXERCISE AGREEMENT, IF NOT YET QUALIFIED WITH THE CALIFORNIA COMMISSIONER OF CORPORATIONS AND NOT EXEMPT FROM SUCH QUALIFICATION, IS SUBJECT TO SUCH QUALIFICATION, AND THE ISSUANCE OF SUCH SECURITIES, AND THE RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE IS EXEMPT.  THE RIGHTS OF THE PARTIES TO THIS EXERCISE AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION BEING AVAILABLE.

5.             RESTRICTED SECURITIES.

5.1          No Transfer Unless Registered or Exempt.  Purchaser understands that Purchaser may not transfer any Shares unless such Shares are registered under the Securities Act or qualified under applicable state securities laws or unless, in the opinion of counsel to the Company, exemptions from such registration and qualification requirements are available.  Purchaser understands that only the Company may file a registration statement with the SEC and that the Company is under no obligation to do so with respect to the Shares.  Purchaser has also been advised that exemptions from registration and qualification may not be available or may not permit Purchaser to transfer all or any of the Shares in the amounts or at the times proposed by Purchaser.

5.2          SEC Rule 144.  In addition, Purchaser has been advised that SEC Rule 144 promulgated under the Securities Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Shares and, in any event, requires that the Shares be held for a minimum of one (1) year, and in certain cases two (2) years, after they have been purchased and paid for (within the meaning of Rule 144).  Purchaser understands that Rule 144 may indefinitely restrict transfer of the Shares so long as Purchaser remains an “affiliate” of the Company or if “current public information” about the Company (as defined in Rule 144) is not publicly available.

5.3          SEC Rule 701.  The Shares are issued pursuant to SEC Rule 701 promulgated under the Securities Act and may become freely tradable by non-affiliates (under limited conditions regarding the method of sale) ninety (90) days after the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the SEC, subject to the lengthier market standoff agreement contained in Section 7 of this Exercise Agreement or any other agreement entered into by Purchaser.  Affiliates must comply with the provisions (other than the holding period requirements) of Rule 144.

6.             RESTRICTIONS ON TRANSFERS.

6.1          Disposition of Shares.  Purchaser hereby agrees that Purchaser shall make no disposition of the Shares (other than as permitted by this Exercise Agreement) unless and until:

(a)           Purchaser shall have notified the Company of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition;

(b)           Purchaser shall have complied with all requirements of this Exercise Agreement applicable to the disposition of the Shares;

(c)           Purchaser shall have provided the Company with written assurances, in form and substance satisfactory to counsel for the Company, that (i) the proposed disposition does not require registration of the Shares under the Securities Act or (ii) all appropriate actions necessary for compliance with the registration requirements of the Securities Act or of any exemption from registration available under the Securities Act (including Rule 144) have been taken; and

(d)           Purchaser shall have provided the Company with written assurances, in form and substance satisfactory to the Company, that the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Shares pursuant to the provisions of the Regulations referred to in Section 4.2 hereof.

6.2          Restriction on Transfer.  Purchaser shall not transfer, assign, grant a lien or security interest in, pledge, hypothecate, encumber or otherwise dispose of any of the Shares which are subject to the Company’s Repurchase Option or the Company’s Right of First Refusal described below, except as permitted by this Exercise Agreement.

6.3          Transferee Obligations.  Each person (other than the Company) to whom the Shares are transferred by means of one of the permitted transfers specified in this Exercise Agreement must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Exercise Agreement and that the transferred Shares are subject to (i) both the Company’s Repurchase Option and the Company’s Right of First Refusal granted hereunder and (ii) the market stand-off provisions of Section 7 hereof, to the same extent such Shares would be so subject if retained by the Purchaser.

7.             MARKET STANDOFF AGREEMENT.  Purchaser agrees in connection with any registration of the Company’s securities that, upon the request of the Company or the underwriters managing any public offering of the Company’s securities, Purchaser will not, (i)

lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by Purchaser or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) after the effective date of such registration requested by such managing underwriters and subject to all restrictions as the Company or the underwriters may specify.  Purchaser further agrees to enter into any agreement required by the underwriters to implement the foregoing.  The underwriters in connection with any public offering of the Company’s securities are intended third party beneficiaries of this Section 7 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

8.             Company’s Repurchase Option for Unvested Shares.  The Company, or its assignee, shall have the option to repurchase all or a portion of the Purchaser’s Unvested Shares (as defined in Section 2.2 of the Stock Option Agreement) on the terms and conditions set forth in this Section (the “Repurchase Option”) if Purchaser is Terminated for any reason, or no reason, including without limitation, Purchaser’s death, Disability, voluntary resignation or termination by the Company with or without Cause.  Notwithstanding the foregoing, the Company shall retain the Repurchase Option for Unvested Shares only as to that number of Unvested Shares (whether or not exercised) that exceeds the number of Vested Shares which remain unexercised.

8.1          Termination and Termination Date.  In case of any dispute as to whether Purchaser is Terminated, the Committee shall have discretion to determine whether Purchaser has been Terminated and the effective date of such Termination (the “Termination Date”).

8.2          Exercise of Repurchase Option.  At any time within ninety (90) days after the Purchaser’s Termination Date (or, in the case of securities issued upon exercise of an Option after the Purchaser’s Termination Date, within ninety (90) days after the date of such exercise), the Company, or its assignee, may elect to repurchase any or all the Purchaser’s Unvested Shares by giving Purchaser written notice of exercise of the Repurchase Option.

8.3          Calculation of Repurchase Price for Unvested Shares.  The Company or its assignee shall have the option to repurchase from Purchaser (or from Purchaser’s personal representative as the case may be) the Unvested Shares at the Purchaser’s Exercise Price, proportionately adjusted for any stock split or similar change in the capital structure of the Company as set forth in Section 3(b) of the Plan (the “Repurchase Price”).

8.4          Payment of Repurchase Price.  The Repurchase Price shall be payable, at the option of the Company or its assignee, by check or by cancellation of all or a portion of any outstanding indebtedness owed by Purchaser to the Company or such assignee, or by any combination thereof.  The Repurchase Price shall be paid without interest within ninety (90) days after exercise of the Repurchase Option.

8.5          Right of Termination Unaffected.  Nothing in this Exercise Agreement shall be construed to limit or otherwise affect in any manner whatsoever the right or power of the Company (or any Parent or Subsidiary of the Company) to terminate Purchaser’s employment or other relationship with Company (or the Parent or Subsidiary of the Company) at any time, for any reason or no reason, with or without Cause.

9.             COMPANY’S RIGHT OF FIRST REFUSAL.  Unvested Shares may not be sold or otherwise transferred by Purchaser without the Company’s prior written consent except a transfer without consideration to a member of the Purchaser’s Immediate Family so long as such transferee agrees to be bound by the terms of this Agreement (including without limitation the Repurchase Option and Right of First Refusal).  Before any Vested Shares held by Purchaser or any transferee of such Vested Shares (either sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including, without limitation, a transfer by gift or operation of law), the Company and/or its assignee(s) will have a right of first refusal to purchase the Vested Shares to be sold or transferred (the “Offered Shares”) on the terms and conditions set forth in this Section (the “Right of First Refusal”).

9.1          Notice of Proposed Transfer.  The Holder of the Offered Shares will deliver to the Company a written notice (the “Notice”) stating:  (i) the Holder’s bona fide intention to sell or otherwise transfer the Offered Shares; (ii) the name and address of each proposed purchaser or other transferee (the “Proposed Transferee”); (iii) the number of Offered Shares to be transferred to each Proposed Transferee; (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Offered Shares (the “Offered Price”); and (v) that the Holder acknowledges this Notice is an offer to sell the Offered Shares to the Company and/or its assignee(s) pursuant to the Company’s Right of First Refusal at the Offered Price as provided for in this Exercise Agreement.

9.2          Exercise of Right of First Refusal.  At any time within thirty (30) days after the date of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all (or, with the consent of the Holder, less than all) the Offered Shares proposed to be transferred to any one or more of the Proposed Transferees named in the Notice, at the purchase price, determined as specified below.

9.3          Purchase Price.  The purchase price for the Offered Shares purchased under this Section will be the Offered Price, provided that if the Offered Price consists of no legal consideration (as, for example, in the case of a transfer by gift) the purchase price will be the fair market value of the Offered Shares as determined in good faith by the Board.  If the Offered Price includes consideration other than cash, then the value of the non-cash consideration, as determined in good faith by the Board, will conclusively be deemed to be the cash equivalent value of such non-cash consideration.

9.4          Payment.  Payment of the purchase price for the Offered Shares will be payable, at the option of the Company and/or its assignee(s) (as applicable), by check or by cancellation of all or a portion of any outstanding purchase money indebtedness owed by the Holder to the Company (or to such assignee, in the case of a purchase of Offered Shares by such assignee) or by any combination thereof.  The purchase price will be paid without interest within sixty (60) days after the Company’s receipt of the Notice, or, at the option of the Company and/or its assignee(s), in the manner and at the time(s) set forth in the Notice.

9.5          Holder’s Right to Transfer.  If all of the Offered Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Offered Shares to each Proposed Transferee at the Offered Price or at a higher price, provided that (i) such sale or other transfer is consummated within one hundred twenty (120) days after the date of the Notice, (ii) any such sale or other transfer is effected in compliance with all applicable securities laws, and (iii) each Proposed Transferee agrees in writing that the provisions of this Section will continue to apply to the Offered Shares in the hands of such Proposed Transferee.  If the Offered Shares described in the Notice are not transferred to each Proposed Transferee within such one hundred twenty (120) day period, then a new Notice must be given to the Company pursuant to which the Company will again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

9.6          Exempt Transfers.  Notwithstanding anything to the contrary in this Section, the following transfers of Vested Shares will be exempt from the Right of First Refusal: (i) the transfer of any or all of the Vested Shares during Purchaser’s lifetime by gift or on Purchaser’s death by will or intestacy to Purchaser’s “Immediate Family” (as defined below) or to a trust for the benefit of Purchaser or Purchaser’s Immediate Family, provided that each transferee or other recipient agrees in a writing satisfactory to the Company that the provisions of this Section will continue to apply to the transferred Vested Shares in the hands of such transferee or other recipient; (ii) any transfer of Vested Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations (except that the Right of First Refusal will continue to apply thereafter to such Vested Shares, in which case the surviving corporation of such merger or consolidation shall succeed to the rights of the Company under this Section unless (i) the agreement of merger or consolidation expressly otherwise provides); or (ii) any transfer of Vested Shares pursuant to the winding up and dissolution of the Company.  As used herein, the term “Immediate Family” will mean Purchaser’s spouse, the lineal descendant or antecedent, father, mother, brother or sister, child, adopted child, grandchild or adopted grandchild of the Purchaser or the Purchaser’s spouse, or the spouse of any of the above.

9.7          Termination of Right of First Refusal.  The Right of First Refusal will terminate as to all Shares on the effective date of the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the SEC under the Securities Act (other than a registration statement relating solely to the issuance of Common Stock pursuant to a business combination or an employee incentive or benefit plan).

9.8          Encumbrances on Vested Shares.  Purchaser may grant a lien or security interest in, or pledge, hypothecate or encumber Vested Shares only if each party to whom such lien or security interest is granted, or to whom such pledge, hypothecation or other encumbrance is made, agrees in a writing satisfactory to the Company that:  (i) such lien, security interest, pledge, hypothecation or encumbrance will not apply to such Vested Shares after they are acquired by the Company and/or its assignees under this Section; and (ii) the provisions of this Section will continue to apply to such Vested Shares in the hands of such party and any transferee of such party.  Purchaser may not grant a lien or security interest in, or pledge, hypothecate or encumber, any Unvested Shares.

10.          RIGHTS AS A STOCKHOLDER.  Subject to the terms and conditions of this Exercise Agreement, Purchaser will have all of the rights of a stockholder of the Company with respect to the Shares from and after the date that Shares are issued to Purchaser until such time as Purchaser disposes of the Shares or the Company and/or its assignee(s) exercise(s) the Repurchase Option or the Right of First Refusal.  Upon an exercise of the Repurchase Option or the Right of First Refusal, Purchaser will have no further rights as a holder of the Shares so purchased upon such exercise, other than the right to receive payment for the Shares so purchased in accordance with the provisions of this Exercise Agreement, and Purchaser will promptly surrender the stock certificate(s) evidencing the Shares so purchased to the Company for transfer or cancellation.

11.          ESCROW.  As security for Purchaser’s faithful performance of this Exercise Agreement, unless otherwise approved by the Company, Purchaser agrees, immediately upon receipt of the stock certificate(s) evidencing the Shares, to deliver such certificate(s), together with the Stock Powers executed by Purchaser and by Purchaser’s spouse, if any (with the date and number of Shares left blank), to the Secretary of the Company or other designee of the Company (the “Escrow Holder”), who is hereby appointed to hold such certificate(s) and Stock Powers in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this Exercise Agreement.  Purchaser and the Company agree that Escrow Holder will not be liable to any party to this Exercise Agreement (or to any other party) for any actions or omissions unless Escrow Holder is grossly negligent or intentionally fraudulent in carrying out the duties of Escrow Holder under this Exercise Agreement.  Escrow Holder may rely upon any letter, notice or other document executed with any signature purported to be genuine and may rely on the advice of counsel and obey any order of any court with respect to the transactions contemplated by this Exercise Agreement.  The Shares will be released from escrow upon termination of both the Repurchase Option and the Right of First Refusal.

12.          RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS.

12.1        Legends.  Purchaser understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Shares, together with any other legends that may be required by state or U.S. Federal securities laws, the Company’s Articles of Incorporation or Bylaws, any other agreement between Purchaser and the Company or any agreement between Purchaser and any third party:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT

FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON PUBLIC RESALE AND TRANSFER, INCLUDING THE RIGHT OF REPURCHASE AND RIGHT OF FIRST REFUSAL OPTIONS HELD BY THE ISSUER AND/OR ITS ASSIGNEE(S) AS SET FORTH IN A STOCK OPTION EXERCISE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.  SUCH PUBLIC SALE AND TRANSFER RESTRICTIONS INCLUDING THE RIGHT OF REPURCHASE AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A 180 DAY MARKET STANDOFF RESTRICTION AS SET FORTH IN A CERTAIN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.  AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED PRIOR TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE INITIAL PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF.  SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.

12.2        Stop-Transfer Instructions.  Purchaser agrees that, to ensure compliance with the restrictions imposed by this Exercise Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

12.3        Refusal to Transfer.  The Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Agreement or (ii) to treat as owner of such Shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred.

13.          TAX CONSEQUENCES.  PURCHASER UNDERSTANDS THAT PURCHASER MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PURCHASER’S PURCHASE OR DISPOSITION OF THE SHARES.  PURCHASER REPRESENTS:  (i) THAT PURCHASER HAS CONSULTED WITH ANY TAX ADVISER THAT PURCHASER DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND (ii) THAT PURCHASER IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.  IN PARTICULAR, IF UNVESTED SHARES ARE SUBJECT TO REPURCHASE BY THE COMPANY, PURCHASER REPRESENTS THAT PURCHASER HAS CONSULTED WITH PURCHASER’S OWN TAX ADVISER CONCERNING THE ADVISABILITY OF FILING AN 83(b)

ELECTION WITH THE INTERNAL REVENUE SERVICE WHICH MUST BE FILED WITHIN THIRTY (30) DAYS OF THE PURCHASE OF SHARES TO BE EFFECTIVE.  Set forth below is a brief summary as of the date the Plan was adopted by the Board of some of the U.S. Federal and California tax consequences of exercise of the Option and disposition of the Shares.  THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.  PURCHASER SHOULD CONSULT HIS OR HER OWN TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

13.1        Exercise of Incentive Stock Option.  If the Option qualifies as an ISO, there will be no regular U.S. Federal income tax liability or California income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as a tax preference item for U.S. Federal alternative minimum tax purposes and may subject Purchaser to the alternative minimum tax in the year of exercise.

13.2        Exercise of Nonqualified Stock Option.  If the Option does not qualify as an ISO, there may be a regular U.S. Federal income tax liability and a California income tax liability upon the exercise of the Option.  Purchaser will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price.  If Purchaser is or was an employee of the Company, the Company may be required to withhold from Purchaser’s compensation or collect from Purchaser and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

13.3        Disposition of Shares. The following tax consequences may apply upon disposition of the Shares.

(a)           Incentive Stock Options.  If the Shares are held for more than twelve (12) months after the date of purchase of the Shares pursuant to the exercise of an ISO and are disposed of more than two (2) years after the Date of Grant, any gain realized on disposition of the Shares will be treated as long term capital gain for federal and California income tax purposes.  If Shares purchased under an ISO are disposed of within the applicable one (1) year or two (2) year period, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price.  To the extent the Shares were exercised prior to vesting coincident with the filing of an 83(b) Election, the amount taxed because of a disqualifying disposition will be based upon the excess, if any, of the Fair Market Value of the Shares on the date of vesting over the Exercise Price.

(b)           Nonqualified Stock Options.  If the Shares are held for more than twelve (12) months after the date of purchase of the Shares pursuant to the exercise of an NQSO, any gain realized on disposition of the Shares will be treated as long term capital gain.

(c)           Withholding.  The Company may be required to withhold from the Purchaser’s compensation or collect from the Purchaser and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income.

13.4         Section 83(b) Election for Unvested Shares.  With respect to Unvested Shares, which are subject to the Repurchase Option, unless an election is filed by the Purchaser with the Internal Revenue Service (and, if necessary, the proper state taxing authorities), within 30 days of the purchase of the Unvested Shares, electing pursuant to Section 83(b) of the Code (and similar state tax provisions, if applicable) to be taxed currently on any difference between the Exercise Price of the Unvested Shares and their Fair Market Value on the date of purchase, there may be a recognition of taxable income (including, where applicable, alternative minimum taxable income) to the Purchaser, measured by the excess, if any, of the Fair Market Value of the Unvested Shares at the time they cease to be Unvested Shares, over the Exercise Price of the Unvested Shares.  A form of Election under Section 83(b) is attached hereto as Exhibit 4 for reference.

14.          COMPLIANCE WITH LAWS AND REGULATIONS.  The issuance and transfer of the Shares will be subject to and conditioned upon compliance by the Company and Purchaser with all applicable state and U.S. Federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.

15.          SUCCESSORS AND ASSIGNS.  The Company may assign any of its rights under this Exercise Agreement, including its rights to purchase Shares under the Repurchase Option and the Right of First Refusal.  This Exercise Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Exercise Agreement will be binding upon Purchaser and Purchaser’s heirs, executors, administrators, legal representatives, successors and assigns.

16.          GOVERNING LAW; SEVERABILITY.  This Exercise Agreement shall be governed by and construed in accordance with the internal laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.  If any provision of this Exercise Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

17.          NOTICES.  Any notice required to be given or delivered to the Company shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices.  Any notice required to be given or delivered to Purchaser shall be in writing and addressed to Purchaser at the address indicated above or to such other address as Purchaser may designate in writing from time to time to the Company.  All notices shall be deemed effectively given upon personal delivery, (i) three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested), (ii) one (1) business day after its deposit with any return receipt express courier (prepaid), or (iii) one (1) business day after transmission by rapifax or telecopier.

18.          FURTHER INSTRUMENTS.  The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Exercise Agreement.

19.          DEFINITIONS.  As used in this Plan, the following terms will have the following meanings:

“Stock Option Agreement” means the signed written agreement between the Company and the Purchaser setting forth the terms and conditions of this Option.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock representing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Termination” or “Terminated” means with respect to a Purchaser, that the Purchaser has for any reason ceased to provide services as an employee, officer, director or consultant to the Company or a Parent or Subsidiary of the Company.  Purchaser will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days (a) unless reinstatement (or, in the case of an employee with an ISO, reemployment) upon the expiration of such leave is guaranteed by contract or statute, or (b) unless provided otherwise pursuant to formal policy adopted from time to time by the Company’s Board and issued and promulgated in writing.  If Purchaser is on (i) sick leave, (ii) military leave or (iii) an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Shares while on leave from the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Stock Option Agreement.

“Unvested Shares” means “Unvested Shares” as defined in the Stock Option Agreement.

“Vested Shares” means “Vested Shares “ as defined in the Stock Option Agreement.

20.          HEADINGS.  The captions and headings of this Exercise Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Exercise Agreement.  All references herein to Sections will refer to Sections of this Exercise Agreement.

21.          ENTIRE AGREEMENT.  The Plan, the Stock Option Agreement and this Exercise Agreement, together with all Exhibits thereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Exercise Agreement, and supersede all prior understandings and agreements, whether oral or written, between the parties hereto with respect to the specific subject matter hereof.

IN WITNESS WHEREOF, the Company has caused this Exercise Agreement to be executed by its duly authorized representative and Purchaser has executed this Exercise Agreement as of the Effective Date, indicated above.

IGN ENTERTAINMENT, INC.	PURCHASER

By:
(Signature)

(Please print name)	(Please print name)

(Please print title)

LIST OF EXHIBITS

Exhibit 1:	Stock Power and Assignment Separate from Stock Certificate

Exhibit 2:	Spouse Consent

Exhibit 3:	Copy of Purchaser’s Check

Exhibit 4:	Section 83(b) Election

EXHIBIT 1

STOCK POWER AND ASSIGNMENT
SEPARATE FROM STOCK CERTIFICATE

Stock Power And Assignment
Separate From Stock Certificate

FOR VALUE RECEIVED and pursuant to that certain Stock Option Exercise Agreement No.                  dated as of                                 , 200         , (the “Agreement”), the undersigned hereby sells, assigns and transfers unto                                          ,                  shares of the Common Stock of IGN Entertainment, Inc., a Delaware corporation (the “Company”), standing in the undersigned’s name on the books of the Company represented by Certificate No(s).                   delivered herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned’s attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company.  THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND ANY EXHIBITS THERETO.

Dated:

PURCHASER

(Signature)

(Please Print Name)

(Spouse’s Signature, if any)

(Please Print Spouse’s Name)

Instructions to Purchaser:  Please do not fill in any blanks other than the signature line.  The purpose of this Stock Power and Assignment is to enable the Company to exercise pursuant to its “Repurchase Option” and/or “Right of First Refusal” set forth in the Exercise Agreement without requiring additional signatures on the part of the Purchaser or Purchaser’s Spouse.

EXHIBIT 2

SPOUSE CONSENT

Spouse Consent

The undersigned spouse of                                                     (the “Purchaser”) has read, understands, and hereby approves the Stock Option Exercise Agreement between Purchaser and the Company (the “Agreement”).  In consideration of the Company’s granting my spouse the right to purchase the Shares as set forth in the Agreement, the undersigned hereby agrees to be irrevocably bound by the Agreement and further agrees that any community property interest I may have in the Shares shall similarly be bound by the Agreement.  The undersigned hereby appoints Purchaser as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Dated:

Print Name of Purchaser’s Spouse

Signature of Purchaser’s Spouse

Address:

EXHIBIT 4

SECTION 83(b) ELECTION

ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE

The undersigned Taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include the excess, if any, of the fair market value of the property described below at the time of transfer over the amount paid for such property, as compensation for services in the calculation of: (1) regular gross income; (2) alternative minimum taxable income or (3) disqualifying disposition gross income, as the case may be.

1.	TAXPAYER’S NAME:

TAXPAYER’S ADDRESS:

SOCIAL SECURITY NUMBER:

2.

The property with respect to which the election is made is described as follows:               shares of Common Stock of IGN Entertainment, Inc., a Delaware corporation (the “Company”) which were transferred upon exercise of an option by Company, which is Taxpayer’s employer or the corporation for whom the Taxpayer performs services.

3.	The date on which the shares were transferred pursuant to the exercise of the option was , and this election is made for calendar year .

4.

The shares received upon exercise of the option are subject to the following restrictions:  The Company may repurchase all or a portion of the shares at the Taxpayer’s original purchase price under certain conditions at the time of Taxpayer’s termination of employment or services.

5.	The fair market value of the shares (without regard to restrictions other than restrictions which by their terms will never lapse) was $ per share at the time of exercise of the option.

6.	The amount paid for such shares upon exercise of the option was $ per share.

7.	The Taxpayer has submitted a copy of this statement to the Company.

THIS ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE (“IRS”), AT THE OFFICE WHERE THE TAXPAYER FILES ANNUAL INCOME TAX RETURNS, WITHIN 30 DAYS AFTER THE DATE OF TRANSFER OF THE SHARES, AND MUST ALSO BE FILED WITH THE TAXPAYER’S INCOME TAX RETURNS FOR THE CALENDAR YEAR.  THE ELECTION CANNOT BE REVOKED WITHOUT THE CONSENT OF THE IRS.

Dated:
Taxpayer’s Signature

IGN Entertainment, Inc.

83(b) Filing Letter

Date:

REGISTERED MAIL NO.:

Return Receipt Requested

Internal Revenue Service
[5045 East Butler Avenue
Fresno, CA 93888]*
(this address depends on your residence)

Re:          Section 83(b) Election

Name:

SS:

Dear Sir/Madam:

Enclosed please find the original and one copy of a Section 83(b) Election which I am filing on behalf of myself.

Please acknowledge your receipt of this filing by signing or stamping and dating the copy of the Election Form and returning it to the undersigned.  A self-addressed, stamped envelope is provided for your convenience.

Very Truly Yours,

Enclosures

cc:           IGN Entertainment, Inc.

Sean Deorsey, Chief Accounting Officer

[NOTE:  DELETE THIS PAGE BEFORE FINALIZING THE LETTER]

Election forms are to be filed at the applicable IRS address below which is where the individual filing the 83(b) form files his or her tax returns.

This information was last revised and updated on December 28, 2001.  See http://www.unclefed.com/Tax-Help/mailingaddresses.html

IF You Live In                                     mail to Internal Revenue Service Center at:

Florida, Georgia, South Carolina, West Virginia	Atlanta, GA 39901-0002

Delaware, New Jersey, New York (New York City and counties of Nassau, Rockland, Suffolk, and Westchester)	Holtsville, NY 00501-0002

New York (all other counties), Connecticut, Maine, Massachusetts, New Hampshire, Rhode Island, Vermont	Andover, MA 05501-0002

Illinois, Iowa, Kansas, Minnesota, Missouri, Oregon, Wisconsin	Kansas City, MO 64999-0002

District of Columbia, Indiana, Maryland, Pennsylvania, Virginia	Philadelphia, PA 19255-0002

Michigan, Ohio	Cincinnati, OH 45999-0002

Colorado, Idaho, Montana, New Mexico, Oklahoma, Texas, Wyoming	Austin, TX 73301-0002

Arizona, California (counties of Alpine, Amador, Butte, Calaveras, Colusa, Contra Costa, Del Norte, El Dorado, Glenn, Humboldt, Lake, Lassen, Marin, Mendocino, Modoc, Napa, Nevada, Placer, Plumas, Sacramento, San Joaquin, Shasta, Sierra, Siskiyou, Solano, Sonoma, Sutter, Tehama, Trinity, Yolo, and Yuba), Nevada, North Dakota, South Dakota, Utah, Washington

Ogden, UT 84201-0002

California (all other counties), Alaska, Hawaii	Fresno, CA 93888-0002

Alabama, Arkansas, Kentucky, Louisiana, Mississippi, Nebraska, North Carolina, Tennessee	Memphis, TN 37501-0002

All APO (Army Post Office) and FPO (Fleet Post Office) addresses, American Samoa, nonpermanent residents of Guam or the Virgin Islands*, Puerto Rico (or if excluding income under Internal Revenue Code section 933), a foreign country: U.S. citizens and those filing Form 2555, 2555-EZ, or 4563

Philadelphia, PA 19255-0215 USA

* Permanent residents of Guam should use: Department of Revenue and Taxation, Government of Guam, P.O. Box 23607, GMF, GU 96921;

*Permanent residents of Virgin Islands should use: V.I. Bureau of Internal Revenue, 9601 Estate Thomas, Charlotte Amalie, St. Thomas, VI 00802.

IGN Entertainment, Inc.
83(b) Filing Instructions

The 83b must be filed with the IRS within 30 days of exercising your options.  The timing of this is crucial.

You should have received the following documents along with these instructions:

•      83(b) Election Form

•      83(b) Filing Letter

•      Receipt for Registered Mail

•      Domestic Return Receipt

Please follow these instructions carefully:

1.     Complete and sign the 83(b) Election Form.

2.     Address an envelope to the IRS.

3.     Self address and stamp a letter envelope to be included in your mailing to the IRS.

4.     Complete the registered mail slip and domestic return receipt provided.  The address of the IRS is in the 83(b) Filing Letter.  Check “registered” under Service Type on the Return Receipt.

5.     Complete and sign the 83(b) Filing Letter.  The Registered Mail No. should be filled in by you once a customer service representative at the post office assigns it.

6.     Make three copies of the 83(b) Election Form and 83(b) Filing Letter; one for your records, one to deliver to the IGN Finance Department, and one to include in the IRS mailing to be returned you after it has been file-stamped by the IRS.

7.     Mail the completed 83(b) Election Form, Filing Letter, and a self-addressed, stamped envelope to the IRS.  Remember to fill in the Registered Mail No. on the 83(b) Filing Form once you receive it from the customer service rep at the post office.

8.     You should receive a copy of your 83(b) Election stamped in red with “IRS received.”  Staple the red-stamped document to your Stock Option Exercise package under Exhibit 4.  Keep a second copy of this document for current year tax filing.

Please contact the Finance Department with any questions.